Written Statement of the Chief Executive Officer
of CNA Financial Corporation
Pursuant to 18 U.S.C. § 1350
(As adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, the Chief Executive Officer of CNA Financial Corporation (the Company), hereby certifies that, to his knowledge:

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 8, 2003

/s/ Stephen W. Lilienthal

Stephen W. Lilienthal Chief Executive Officer